EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-78607 and 333-8522 of Pocahontas Bancorp, Inc. on Forms S-8 of our report dated December 16, 2003, appearing in this Annual Report on Form 10-K of Pocahontas Bancorp, Inc. for the year ended September 30, 2003.

/s/ DELOITTE & TOUCHE LLP

Little Rock, Arkansas

December 16, 2003

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